Consent of Independent
Certified Public Accountants


K-V Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 14, 1999, relating to the consolidated financial statements of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ BDO Seidman, L.L.P.

                                             BDO SEIDMAN, L.L.P.

St. Louis, Missouri
November 2, 1999